{N0112630 2 } 1 Exhibit 99.3 FORM OF LETTER DLH HOLDINGS CORP. Subscription Rights to Purchase Shares of Common Stock Offered Pursuant to Subscription Rights Distributed to Stockholders of Record of DLH Holdings Corp. _________ , 2016 Dear Stockholder: This letter is being distributed by DLH Holdings Corp. (“DLH”) to all holders of record of shares of its common stock, par value $0.001 per share (the “Common Stock”), at 5:00 p.m., New York City time, on _______________, 2016 (the “Record Date”), in connection with a distribution in a rights offering (the “Rights Offering”) of non-transferable subscription rights (the “Rights”) to subscribe for and purchase shares of Common Stock. The Rights and Common Stock are described in the accompanying offering prospectus covering the Rights and the shares of Common Stock issuable upon their exercise dated ___________, 2016 (the “Prospectus”). In the Rights Offering, DLH is offering an aggregate of ___________________ shares of Common Stock, as described in the Prospectus. The Rights will expire, if not exercised prior to 5:00 p.m., New York City time, on ________, 2016, unless extended (the “Expiration Time”) by the board of directors in its sole discretion. As described in the Prospectus, you will receive one Right for each share of Common Stock owned of record as of 5:00 p.m., New York City time, on the Record Date. Each Right allows you to subscribe for ____________ shares of Common Stock (the “Basic Subscription Right”) at the cash price of $_______ per whole share (the “Subscription Price”). Accordingly, you will need to exercise ______ Rights to purchase one whole share of Common Stock at the subscription price of $____ per whole share. For example, if you owned 100 shares of Common Stock as of 5:00 p.m., New York City time on the Record Date, you would receive 100 Rights and would have the right to purchase ___ shares of Common Stock at the Subscription Price. In the event that you purchase all of the shares of Common Stock available to you pursuant to your Basic Subscription Right, you may also exercise an over-subscription right (the “Over-Subscription Privilege”) to purchase shares of Common Stock that are not purchased by stockholders through the exercise of their Basic Subscription Rights (such shares, determined taking into account the limitation described in the remainder of this sentence, the "Unsubscribed Shares"), subject to availability and allocation; provided, however, that aggregate purchase price of all shares of Common Stock purchased in this Rights Offering pursuant to the exercise of Basic Subscription Rights and the Over-Subscription Privilege may not exceed $2,650,000. Further, DLH has implemented a limitation upon the subscription rights in the Over-Subscription Privilege which may be exercised by the subscribers in the Rights Offering. As a condition to the Rights Offering, and by signing the Election To Purchase, the Recordholder understands and agrees that: (i) it shall not have the right to purchase in the Over- Subscription Privilege more than a number of shares in excess of the number of shares of Common Stock beneficially owned by such Recordholder as of the Record Date and (ii) DLH shall have the right to instruct the Subscription Agent to reduce the amount of any over-subscription exercise in excess of the limitation set forth above. If sufficient shares are available for offer pursuant to the Rights Offering, DLH will seek to honor the oversubscription requests in full subject to the limitations described above. If, however, over-subscription requests exceed the number of shares available, we will allocate the available shares pro rata among the Rights holders

{N0112630 2 } 2 exercising their Over-Subscription Privilege in proportion to the number of shares of Common Stock each Rights holder subscribed for under the Basic Subscription Right. If this pro rata allocation results in any Recordholder receiving a greater number of shares of Common Stock than such Recordholder subscribed for pursuant to the exercise of the Over-Subscription Privilege, then such Recordholder will be allocated only that number of shares for which such Recordholder over-subscribed and the remaining shares will be allocated among the other Rights holders exercising the Over-Subscription Privilege on the same pro rata basis described above. The proration process will be repeated until either all available shares, or all shares validly requested pursuant to the Over-Subscription Privilege, have been allocated. Each Rights holder will be required to submit payment in full for all the shares it wishes to buy with its Basic Subscription Right and pursuant to the Over-Subscription Privilege. Because DLH will not know the total number of Unsubscribed Shares prior to the Expiration Time, if a Rights holder wishes to maximize the number of shares it may purchase pursuant to the holder’s Over-Subscription Privilege, the Rights holder will need to deliver payment in an amount equal to the aggregate Subscription Price for the number of shares of Common Stock such holder would like to purchase under its Basic Subscription Right and its Over-Subscription Privilege, such number of shares to be determined by the Rights holder based on the assumption that no stockholders other than such holder purchases any shares of Common Stock pursuant to their Basic Subscription Right and Over-Subscription Privilege. Fractional Rights remaining after aggregating all of the Rights distributed to you will be rounded down to the nearest whole number to ensure that DLH offers no more than ______________ shares of Common Stock in the Rights Offering. Any excess subscription payments received by Continental Stock Transfer and Trust Company (the “Subscription Agent”) will be returned, without interest, as soon as practicable. DLH can provide no assurances that you will actually be entitled to purchase the number of shares of Common Stock you request upon the exercise of your Over-Subscription Privilege. DLH will not be able to satisfy your exercise of the Over-Subscription Privilege if the Rights Offering is subscribed in full, and DLH will only honor the exercise of an Over-Subscription Privilege Right to the extent sufficient Unsubscribed Shares are available, subject to the limitations set forth above. To the extent the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to you pursuant to the Over-Subscription Privilege is less than the amount you actually paid in connection with the exercise of the Over-Subscription Privilege, you will be allocated only the number of Unsubscribed Shares available to you, and any excess subscription payment received by the Subscription Agent will be returned, without interest, as soon as practicable. If you properly exercise your Over-Subscription Privilege for an aggregate amount of shares that is less than or equal to the number of Unsubscribed Shares, you will be allocated the number of Unsubscribed Shares for which you actually paid in connection with the Over-Subscription Privilege. See “The Rights Offering— Over-Subscription Privilege.” The Rights are evidenced by a non-transferable Rights certificate (the “Non-Transferable Rights Certificate”) registered in your name and will cease to have any value at the Expiration Time. The reverse of the Non- Transferable Rights Certificate contains the form for exercising your Rights. To exercise your Rights, you should deliver the properly completed and duly signed Non-Transferable Rights Certificate, with full payment of the Subscription Price for each share of common stock subscribed for pursuant to the Basic Subscription Right and the Over-Subscription Privilege, to the Subscription Agent, as indicated in the Prospectus. Enclosed are copies of the following documents: 1. The Prospectus; 2. A Non-Transferable Rights Certificate evidencing the Rights for which you are the holder of record; 3. Instructions as to the use of DLH, Inc. Non-Transferable Rights Certificates;

{N0112630 2 } 3 4. Notice of Guaranteed Delivery; 5. Notice of Tax Information; and 6. A return envelope addressed to Continental Stock Transfer and Trust Company, the Subscription Agent. Your prompt action is requested. To exercise the Rights, you should deliver the properly completed and signed Non-Transferable Rights Certificate, with payment of the Subscription Price in full for each share of Common Stock subscribed for pursuant to the Basic Subscription Right and the Over-Subscription Privilege, to the Subscription Agent, as indicated in the Prospectus. The Subscription Agent must receive the Non-Transferable Rights Certificate with payment of the Subscription Price, including final clearance of any checks, prior to the Expiration Time. A Rights holder cannot revoke the exercise of its Rights. Rights not exercised prior to the Expiration Time will expire. Additional copies of the enclosed materials may be obtained from Continental Stock Transfer & Trust Company, the Information Agent. The Information Agent’s telephone number is (917) 262-2378. Any questions or requests for assistance concerning the rights offering should be directed to the Information Agent. Very truly yours, DLH Holdings Corp. NOTHING IN THE PROSPECTUS OR IN THE ENCLOSED DOCUMJNTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF DLH HOLDINGS CORP., THE SUBSCRIPTION AGENT OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING OFFERS OF THE SECURITIES ISSUABLE UPON VALID EXERCISE OF THE RIGHTS OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE RIGHTS OFFERING EXCEPT FOR STATEMENTS MADE IN THE PROSPECTUS.